STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

1. The jurisdiction where the Non-Delaware corporation first formed is the State of Nevada.

2. The jurisdiction immediately prior to filing this Certificate of Conversion is the State of Nevada.

3. The date the Non-Delaware corporation first formed is March 27, 2007.

4. The name of the Non-Delaware corporation immediately prior to filing this Certificate of Conversion is Glucose Health, Inc.

5. The name of the corporation as set forth in the Certificate of Incorporation is Glucose Health, Inc.

6. The conversion shall be effective at 12:01 a.m. on March 11, 2022.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware corporation has executed this Certificate of Conversion on this 7th day of March, 2022.

By: */s/ Murray Fleming*
Name: Murray Fleming
Office: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 03/08/2022
FILED 02:09 PM 03/08/2022
SR 20220920328 - File Number 6665849

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 03/08/2022
FILED 02:09 PM 03/08/2022
SR 20220920328 - File Number 6665849

CERTIFICATE OF INCORPORATION
OF
GLUCOSE HEALTH, INC.

FIRST: Name. The name of the Corporation is Glucose Health, Inc.

SECOND: Principal Office. The Corporation may maintain an office, or offices, in such places within or without the State of Delaware as may from time to time be designated by the Board of Directors, or by the Bylaws of the Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Delaware as well as within the State of Delaware.

THIRD: Purposes. The objects for which the Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the State of Delaware, or any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make bylaws not inconsistent with the constitution of the United States, or of the State of Delaware, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have the power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or on any corporate document. The corporation may use a seal or stamp, if it desires, but such non-use shall not in any way affect the legality of the document.

(K) Shall have power to borrower money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidence of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidence of the indebtedness created by, any other corporation or corporations of the State of Delaware, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Delaware, and in any of the states, territories, possessions and dependences of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.

(P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

FOURTH: Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 207,814,356 shares which are designated as follows:

(A) 200,000,000 shares of common stock, $0.001 par value per share (the "Common Stock");

(B) 7,814,356 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"). 1,000 shares of the Preferred Stock shall be designated as the "Series A Voting Preferred Stock" and shall have the rights, powers and privileges set forth on Exhibit A. 3,466,668 shares of the Preferred Stock shall be designated as the "Series B Preferred Stock" and shall have the rights, powers and privileges set forth on Exhibit B. 866,668 shares of the Preferred Stock shall be designated as the "Series C Preferred Stock" and shall have the rights, powers and privileges set forth on Exhibit C. 3,000,000 shares of Preferred Stock shall be designated as the "Series D Preferred Stock" and shall have the rights, powers and privileges set forth on Exhibit D. 480,000 shares of Preferred Stock shall be designated as the "Series E Preferred Stock" and shall have the rights, powers and privileges set forth on Exhibit E.

FIFTH: Board of Directors. The governing body of the Corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of the Corporation, providing that the number of directors shall be reduced to no less than one.

SIXTH: Capital Stock. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

SEVENTH: Incorporator. The name and mailing address of the Incorporator is Jennifer R. Fitzgerald, 1201 N. Market Street, Suite 2300, Wilmington, New Castle County, Delaware 19801.

EIGHTH: Registered Office. The address of the Corporation's registered office in the State of Delaware is 1201 N. Market Street, Suite 2300, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is ATA CORPORATE SERVICES, LLC.

NINTH: Perpetual Existence. The Corporation is to have perpetual existence.

TENTH: Powers of Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(A) Subject to the Bylaws, if any adopted by the stockholders, to make, later or amend the Bylaws of the Corporation.

(B) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

(C) By resolution passed by a majority of the whole Board of Directors, to consist of one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution, or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name,

or names, as may be stated in the Bylaws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

(D) When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH: No Right to Subscribe. No stockholder shall be entitled as a matter of right to subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deemed advisable.

TWELFTH: Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then, without further action by the Board of Directors or the stockholders, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended. Any repeal or modification of this Article TWELFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

THIRTEENTH: Right to Amend Certificate of Incorporation. The Corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by the Certificate of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

FOURTEENTH: Effective Time. This Certificate of Incorporation shall be effective as of 12:01 a.m. on March 11, 2022.

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THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of March, 2022.

/s/ Jennifer R. Fitzgerald
Jennifer R. Fitzgerald
Incorporator

Exhibit A

Series A Voting Preferred Stock

1. Designation of Series. The shares of such series shall be designated as the "Series A Voting Preferred Stock" and the number of shares initially constituting such series shall be 1,000.

2. Voting Rights. The holders of Series A Voting Preferred Stock will have the voting rights described in this Section or as required by law. For so long as any shares of Series A Preferred Voting Stock remain issued and outstanding, the holders hereof shall have the right to vote on all stockholder matters representing the number of votes equal to all shares of commons tock which are then issued and outstanding plus an additional 10,000 shares. For example, if there are 75,000,000 shares of the Corporation's common stock issued and outstanding at the time of the stockholder vote, the holders of Series A Voting Preferred Stock will have the right to vote an aggregate of 75,010,000 shares, out of a total of 150,010,000 shares entitled to vote.

3. Dividends. The holders of Series A Voting Preferred Stock shall not be entitled to receive any dividends.

4. Liquidation Preference. The holders of the Series A Voting Preferred Stock shall not be entitled to any liquidation preference.

5. Conversion Rights. The holders of Series A Voting Preferred Stock shall not have any conversion rights.

6. Redemption Rights. The Corporation shall not have the right to redeem the Series A Voting Preferred Stock except upon receiving the consent and approval of the terms and conditions of redemption from the holders of at least 66-2/3% of all of the outstanding shares of Series A Voting Preferred Stock.

7. Amendments to Certificate of Incorporation and Bylaws. So long as the Series A Voting Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series A Voting Preferred Stock, (i) amend, alter or repeal any provisions of the Certificate of Incorporation or the Bylaws of the Corporation so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Voting Preferred Stock, or (ii) effect any reclassification of the Series A Voting Preferred Stock.

8. Amendment of Rights of Series A Voting Preferred Stock. The Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of the Series A Voting Preferred Stock, amend, alter, delete, repeal or otherwise change any provisions of this Exhibit A that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Voting Preferred Stock.

9. No Additional Rights. Except as may otherwise be required by law, the shares of Series A Voting Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Exhibit A.

10. Notices. Any notice required to be given to holders of shares of Series A Voting Preferred Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

11. Miscellaneous. Whenever possible, each provision in this Exhibit A shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be in effective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Exhibit A. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Exhibit A would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

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Exhibit B

Series B Preferred Stock

1. Designation of Series B Preferred Stock. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock designated as the Series B Preferred Stock, $.001 par value per share, of the Corporation (the "Series B Preferred Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series B Preferred Stock shall be as set forth herein. For purposes hereon, a holder of share(s) of Series B Preferred Stock shall be referred to as a "Series B Holder."

(a) Number and Stated Value. The number of authorized shares of the Series B Preferred Stock is 3,466,668 shares which may be issued by the Corporation from time to time. Each share of Series B Preferred Stock shall have a stated value of $0.075 (the "Stated Value"). The Series B Preferred Stock may be issued as uncertificated shares registered in book-entry form or as certificated shares.

(b) Dividends. During the time that any shares of Series B Preferred Stock are issued and outstanding, the Series B Holders holding such issued and outstanding shares of Series B Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends on each share of Series B Preferred Stock at the rate of 10% of the Stated Value per annum, payable quarterly commencing on July 1, 2019, and thereafter on October 1, January 1, April 1 and July 1 of each following year (each a "Dividend Payment Date"), with any partial period to be pro-rated. Dividends shall be paid in cash and will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Payment Date. With respect to any given time period, no dividends shall be paid upon, or declared and set apart for, any shares of common stock, par value $0.001 per share, of the Corporation (the "Common Stock") or any other securities of the Corporation if the Board of Directors of the Corporation shall have failed duly and lawfully to declare and pay in full the cash dividend to the Series B Holders as required herein. If such dividends on the Series B Preferred Stock shall not have been paid in full for the Series B Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid prior to the payment of any dividend by the Corporation (other than a dividend payable solely with respect to the Series B Preferred Stock) with respect to Common Stock or any other securities of the Corporation. Accumulations of dividends on the Series B Preferred Stock shall not bear interest.

(c) Voting Rights. Other than as set forth in Section 1(g), the shares of Series B Preferred Stock shall not have any right to vote on any matter submitted to the holders of the Common Stock or to the holders of any other class of stock of the Corporation.

(d) Conversion. Each share of Series B Preferred Stock shall be convertible into shares of Common Stock (the "Conversion Shares") as set forth herein and subject to the conditions as set forth herein.

(i) Number of Conversion Shares. Each share of Series B Preferred Stock shall initially be convertible into one (1) Conversion Share. Any such conversion shall be cashless, and shall not require further payment from the Series B Holder. Notwithstanding the foregoing, the number of Conversion Share(s) issuable upon conversion of each share of Series B Preferred Stock shall be equitably adjusted for any forward or reverse splits of the Common Stock following the date hereof. By way of example and not limitation, in the event that, following the date hereof (i) the Corporation undertakes a two for one forward split of the Common Stock such that each share of Common Stock then issued and outstanding is converted into two shares of Common Stock, each share of Series B Preferred Stock shall thereafter be convertible into two Conversion Shares; and (ii) if the Corporation undertakes a five for one reverse split of the Common Stock such that each five shares of Common Stock then issued and outstanding are converted into one share of Common Stock, each five shares of Series B Preferred Stock shall thereafter be convertible into one Conversion Share.

(ii) Timing of Conversion. Each share of Series B Preferred Stock shall be convertible into Conversion Shares at any time at the election of the applicable Series B Holder.

(iii) Conversion Notice. Subject to the terms and conditions hereof, the conversion rights granted herein may be exercised by a Series B Holder, in whole or in part, by providing the Corporation with the form of conversion notice attached hereto as Annex B (a "Series B Notice of Conversion"). Each Series B Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue, the number of shares of Common Stock to be received, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Series B Holder delivers such Series B Notice of Conversion to the Corporation (such date, the "Series B Conversion Date"). If no Series B Conversion Date is specified in a Series B Notice of Conversion, the Series B Conversion Date shall be the date that such Series B Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Series B Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Series B Notice of Conversion form be required. The calculations and entries set forth in the Series B Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series B Preferred Stock, a Series B Holder shall be required to surrender and delivery to the Corporation or its transfer agent the original of the certificate(s) representing sufficient number of shares of Series B Preferred Stock as are being converted by said Series B Holder pursuant to his Series B Conversion Notice.

(iv) Issuance of Certificates. Promptly after receipt of the Series B Conversion Notice and surrender of the certificate or certificates for the shares of Series B Preferred Stock being converted, the Corporation shall, as soon as practicable thereafter, issue and deliver to such Series B Holder a certificate or certificates for the number of Conversion Shares to which such Series B Holder shall be entitled as aforesaid. To the extent permitted by law, such conversion shall be deemed to have been made on the Series B Conversion Date, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposed as the record holder or holders of such shares of Common Stock as of such date. At such time, the rights of the Series B Holder of such shares of Series B Preferred Stock shall immediately cease and terminate

including the rights, if any, to receive dividends and to vote, except only the right of the holders thereof to receive Conversion Shares in exchange therefor and any dividends which may be payable upon conversion as set forth herein. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding.

(v) Dividends Payable Upon Conversion. At the time of any conversion of Series B Preferred Stock, the Corporation shall pay to the subject Series B Holder in cash an amount equal to all dividends accrued and unpaid on the shares of Series B Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided for herein.

(vi) Partial Conversion. In case the number of shares of Series B Preferred Stock surrender for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the Series B Holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock which are not to be converted.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which the Series B Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board, or round up to the next whole share of Common Stock.

(viii) No Reissuance of Series B Preferred Stock. All shares of Series B Preferred Stock which are converted into Conversion Shares as provided for herein shall not be reissued by the Corporation.

(ix) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of Series B Preferred Stock shall be made without charge to any Series B Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Series B Holders of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person (as defined below) or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. For purposes hereof, "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(x) Reservation of Shares. At all times that any shares of Series B Preferred Stock are issued and outstanding, the Corporation shall, and hereby covenants and agrees to, reserve out of its authorized but unissued shares of Common Stock a number of shares of

Common Stock sufficient to complete the conversion of all issued and outstanding shares of Series B Preferred Stock.

(e) Rights and Preferences upon Liquidation. In the event of any liquidation, bankruptcy, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation (each, a "Liquidation Event"), the Corporation shall, at least five business days prior to the occurrence or closing of such Liquidation Event, provide notice thereof, including a description of the terms and conditions thereof (the "Liquidation Notice") to the Series B Holders, and the Series B Holders shall have a period of three business days following receipt of the Liquidation Notice during which such Series B Holders may elect to convert all or part of their respective holdings of Series B Preferred Stock into Conversion Shares as set forth herein, and any shares of Series B Preferred Stock so converted shall be entitled to receive such dividends as then payable thereon pursuant to Section 1(d)(v) and thereafter shall participate (as Conversion Shares) with the Common Stock on any such distributions in connection with such Liquidation Event. In the event that there are any additions or other material changes to the terms and conditions of the Liquidation Event following the distribution of the Liquidation Notice and prior to the closing or occurrence thereof, the Corporation shall send a new Liquidation Notice to the Series B Holders with a description of such additions or other material changes to the terms and conditions thereof, and the Series B Holders shall thereafter have a new period of three business days to elect to convert any shares of Series B Preferred Stock into Conversion Shares as set forth herein. In the event that the Liquidation Event occurs such that the Corporation is unable to provide the Liquidation Notice, such as, by way of example and not limitation, in the event of an involuntary bankruptcy which occurs without expectation, or in the event that a Series B Holder does not elect to convert any shares of Series B Preferred Stock into Conversion Shares following receipt of the Liquidation Notice, then each share of Series B Preferred Stock not so converted shall be entitled to receive, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of stock of the Corporation, an amount equal to any accrued but unpaid dividends on the Series B Preferred Stock and an amount equal to the Stated Value for each share of Series B Preferred Stock then owned by the Series B Holders. Any notice as provided to the shareholders of the Corporation in connection with obtaining shareholder approval of a Liquidation Event shall also be provided to the Series B Holders.

(f) Participation. The Series B Preferred Stock shall participate in any distributions or payments to the holders of the Common Stock on an as-converted basis, but shall not participate in any distributions to any other classes of Preferred Stock of the Corporation other than those made to such other classes of Preferred Stock which are convertible into shares of Common Stock and which are entitled to such distributions or payments on an as-converted basis.

(g) Amendment. The Corporation may not, and shall not, amend this Exhibit B without the prior written consent of Series B Holders holding a majority of the Series B Preferred Stock then issued and outstanding, in which vote each share of Series B Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series B Holders. Notwithstanding the foregoing, the Corporation may, by any means authorized by law and without any vote of the Series B Holders, make technical, corrective, administrative or

similar changes in this Exhibit B that do not, individually or in the aggregate, adversely affect the rights or preferences of the Series B Holders.

(h) No Additional Rights. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Exhibit B.

2. Miscellaneous.

(a) Legend. Any certificates representing the Series B Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.

(b) Lost or Mutilated Series B Preferred Stock Certificate. If the certificate for the Series B Preferred Stock held by a Series B Holder shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series B Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(c) Interpretation. If the Series B Holder shall commence an action or proceeding to enforce any provisions of this Exhibit B, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in connection such action or proceeding.

(d) Waiver. Any waiver by the Corporation or the Series B Holder of a breach of any provision of this Exhibit B shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Exhibit B. The failure of the Corporation or the Series B Holder to insist upon strict adherence to any term of this Exhibit B on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Exhibit B. Any waiver must be in writing.

(e) Severability. If any provision of this Exhibit B is invalid, illegal or unenforceable, the balance of this Exhibit B shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due

hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

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Annex B

(To be executed by a Series B Holder in order to convert shares of Series B Preferred Stock)

Subject to the terms and conditions of the Exhibit B to the Certificate of Incorporation of Glucose Health, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, $.001 par value per share (the "Series B Preferred Stock") of the Corporation indicated below into shares of common stock, par value $0.001 per share (the "Common Stock") of the Corporation, according to the conditions hereof, as of the date written below.

Conversion calculations:

Date to Effect Conversion: ______________________________

Number of shares of Series B Preferred Stock held prior to conversion: ______________________________

Number of shares of Series B Preferred Stock to be converted: ______________________________

Number of shares of Common Stock to be issued: ______________________________

Number of shares of Series B Preferred Stock held subsequent to conversion: ______________________________

Address for Delivery: ______________________________

____

____

____

Series B Holder Name: ______________________________

Signature: ______________________________

By: ______________________________

Title (if applicable): ______________________________

Exhibit C

Series C Preferred Stock

1. Designation of Series C Preferred Stock. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock designated as the Series C Preferred Stock, $.001 par value per share, of the Corporation (the "Series C Preferred Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series C Preferred Stock shall be as set forth herein. For purposes hereon, a holder of share(s) of Series C Preferred Stock shall be referred to as a "Series C Holder."

(a) Number and Stated Value. The number of authorized shares of the Series C Preferred Stock is 866,668 shares which may be issued by the Corporation from time to time. Each share of Series C Preferred Stock shall have a stated value of $0.075 (the "Stated Value"). The Series C Preferred Stock may be issued as uncertificated shares registered in book-entry form or as certificated shares.

(b) Dividends. During the time that any shares of Series C Preferred Stock are issued and outstanding, the Series C Holders holding such issued and outstanding shares of Series C Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends on each share of Series C Preferred Stock at the rate of 10% of the Stated Value per annum, payable quarterly commencing on July 1, 2020, and thereafter on October 1, January 1, April 1 and July 1 of each following year (each a "Dividend Payment Date"), with any partial period to be pro-rated. Dividends shall be paid in cash and will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Payment Date. With respect to any given time period, no dividends shall be paid upon, or declared and set apart for, any shares of common stock, par value $0,001 per share, of the Corporation (the "Common Stock") or any other securities of the Corporation if the Board of Directors of the Corporation shall have failed duly and lawfully to declare and pay in full the cash dividend to the Series C Holders as required herein. If such dividends on the Series C Preferred Stock shall not have been paid in full for the Series C Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid prior to the payment of any dividend by the Corporation (other than a dividend payable solely with respect to the Series C Preferred Stock) with respect to Common Stock or any other securities of the Corporation. Accumulations of dividends on the Series C Preferred Stock shall not bear interest.

(c) Voting Rights. Other than as set forth in Section 1(g), the shares of Series C Preferred Stock shall not have any right to vote on any matter submitted to the holders of the Common Stock or to the holders of any other class of stock of the Corporation.

(d) Conversion. Each share of Series C Preferred Stock shall be convertible into shares of Common Stock (the "Conversion Shares") as set forth herein and subject to the conditions as set forth herein.

(i) Number of Conversion Shares. Each share of Series C Preferred Stock shall initially be convertible into one (1) Conversion Share. Any such conversion shall be cashless, and shall not require further payment from the Series C Holder. Notwithstanding the foregoing, the number of Conversion Share(s) issuable upon conversion of each share of Series C Preferred Stock shall be equitably adjusted for any forward or reverse splits of the Common Stock following the date hereof. By way of example and not limitation, in the event that, following the date hereof (i) the Corporation undertakes a two for one forward split of the Common Stock such that each share of Common Stock then issued and outstanding is converted into two shares of Common Stock, each share of Series C Preferred Stock shall thereafter be convertible into two Conversion Shares; and (ii) if the Corporation undertakes a five for one reverse split of the Common Stock such that each five shares of Common Stock then issued and outstanding are converted into one share of Common Stock, each five shares of Series C Preferred Stock shall thereafter be convertible into one Conversion Share.

(ii) Timing of Conversion. Each share of Series C Preferred Stock shall be convertible into Conversion Shares at any time at the election of the applicable Series C Holder.

(iii) Conversion Notice. Subject to the terms and conditions hereof, the conversion rights granted herein may be exercised by a Series C Holder, in whole or in part, by providing the Corporation with the form of conversion notice attached hereto as Annex C (a "Series C Notice of Conversion"). Each Series C Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue, the number of shares of Common Stock to be received, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Series C Holder delivers such Series C Notice of Conversion to the Corporation (such date, the "Series C Conversion Date"). If no Series C Conversion Date is specified in a Series C Notice of Conversion, the Series C Conversion Date shall be the date that such Series C Notice of Conversion to the Corporation is deemed delivered hereunder. No ink original Series C Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Series C Notice of Conversion form be required. Tire calculations and entries set forth in the Series C Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series C Preferred Stock, a Series C Holder shall be required to surrender and delivery to the Corporation or its transfer agent the original of the certificate(s) representing sufficient number of shares of Series C Preferred Stock as are being converted by said Series C Holder pursuant to his Series C Conversion Notice.

(iv) Issuance of Certificates. Promptly after receipt of the Series C Conversion Notice and surrender of the certificate or certificates for the shares of Series C Preferred Stock being converted, the Corporation shall, as soon as practicable thereafter, issue and deliver to such Series C Holder a certificate or certificates for the number of Conversion Shares to which such Series C Holder shall be entitled as aforesaid. To the extent permitted by law, such conversion

shall be deemed to have been made on the Series C Conversion Date, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposed as tire record holder or holders of such shares of Common Stock as of such date. At such time, the rights of the Series C Holder of such shares of Series C Preferred Stock shall immediately cease and terminate including the rights, if any, to receive dividends and to vote, except only the right of the holders thereof to receive Conversion Shares in exchange therefor and any dividends which may be payable upon conversion as set forth herein. All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding.

(v) Dividends Payable Upon Conversion. At the time of any conversion of Series C Preferred Stock, the Corporation shall pay to the subject Series C Holder in cash an amount equal to all dividends accrued and unpaid on the shares of Series C Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided for herein.

(vi) Partial Conversion. In case the number of shares of Series C Preferred Stock surrender for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the Series C Holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series C Preferred Stock which are not to be converted.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series C Preferred Stock. As to any fraction of a share which the Series C Holder would otherwise be entitled to purchase upon such conversion, tire Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board, or round up to the next whole share of Common Stock.

(viii) No Reissuance of Series C Preferred Stock. All shares of Series C Preferred Stock which are converted into Conversion Shares as provided for herein shall not be reissued by the Corporation.

(ix) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of Series C Preferred Stock shall be made without charge to any Series C Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Series C Holders of such shares of Series C Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person (as defined below) or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. For purposes hereof, "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(x) Reservation of Shares. At all times that any shares of Series C Preferred Stock are issued and outstanding, the Corporation shall, and hereby covenants and agrees to, reserve out of its authorized but unissued shares of Common Stock a number of shares of Common Stock sufficient to complete the conversion of all issued and outstanding shares of Series C Preferred Stock.

(e) Rights and Preferences upon Liquidation. In the event of any liquidation, bankruptcy, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation (each, a "Liquidation Event"), the Corporation shall, at least five business days prior to the occurrence or closing of such Liquidation Event, provide notice thereof, including a description of the terms and conditions thereof (the "Liquidation Notice") to the Series C Holders, and the Series C Holders shall have a period of three business days following receipt of the Liquidation Notice during which such Series C Holders may elect to convert all or part of their respective holdings of Series C Preferred Stock into Conversion Shares as set forth herein, and any shares of Series C Preferred Stock so converted shall be entitled to receive such dividends as then payable thereon pursuant to Section 1(d)(v) and thereafter shall participate (as Conversion Shares) with the Common Stock on any such distributions in connection with such Liquidation Event. In the event that there are any additions or other material changes to the terms and conditions of the Liquidation Event following the distribution of the Liquidation Notice and prior to the closing or occurrence thereof, the Corporation shall send a new Liquidation Notice to the Series C Holders with a description of such additions or other material changes to the terms and conditions thereof, and the Series C Holders shall thereafter have a new period of three business days to elect to convert any shares of Series C Preferred Stock into Conversion Shares as set forth herein. In the event that the Liquidation Event occurs such that the Corporation is unable to provide the Liquidation Notice, such as, by way of example and not limitation, in the event of an involuntary bankruptcy which occurs without expectation, or in the event that a Series C Holder does not elect to convert any shares of Series C Preferred Stock into Conversion Shares following receipt of the Liquidation Notice, then each share of Series C Preferred Stock not so converted shall be entitled to receive, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of stock of the Corporation, an amount equal to any accrued but unpaid dividends on the Series C Preferred Stock and an amount equal to the Stated Value for each share of Series C Preferred Stock then owned by the Series C Holders. Any notice as provided to the shareholders of the Corporation in connection with obtaining shareholder approval of a Liquidation Event shall also be provided to the Series C Holders.

(f) Participation. The Series C Preferred Stock shall participate in any distributions or payments to the holders of the Common Stock on an as-converted basis, but shall not participate in any distributions to any other classes of Preferred Stock of the Corporation other than those made to such other classes of Preferred Stock which are convertible into shares of Common Stock and which are entitled to such distributions or payments on an as-converted basis.

(g) Amendment. The Corporation may not, and shall not, amend this Exhibit C without the prior written consent of Series C Holders holding a majority of the Series C Preferred Stock then issued and outstanding, in which vote each share of Series C Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series C Holders. Notwithstanding the foregoing, the Corporation may, by any means authorized by law and without any vote of the Series C Holders, make technical, corrective, administrative or similar changes in this Exhibit C that do not, individually or in the aggregate, adversely affect the rights or preferences of the Series C Holders.

(h) No Additional Rights. Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Exhibit C.

2. Miscellaneous.

(a) Legend. Any certificates representing the Series C Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.

(b) Lost or Mutilated Series C Preferred Stock Certificate. If the certificate for the Series C Preferred Stock held by a Series C Holder shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series C Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(c) Interpretation. If the Series C Holder shall commence an action or proceeding to enforce any provisions of this Exhibit C, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in connection such action or proceeding.

(d) Waiver. Any waiver by the Corporation or the Series C Holder of a breach of any provision of this Exhibit C shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Exhibit C. The failure of the Corporation or the Series C Holder to insist upon strict adherence to any term of this Exhibit C

on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Exhibit C. Any waiver must be in writing.

(e) Severability. If any provision of this Exhibit C is invalid, illegal or unenforceable, the balance of this Exhibit C shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

[The Remainder of this Page Intentionally Left Blank]

Annex C

(To be executed by a Series C Holder in order to convert shares of Series C Preferred Stock)

Subject to the terms and conditions of Exhibit C to the Certificate of Incorporation of Glucose Health, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, $.001 par value per share (the "Series C Preferred Stock") of the Corporation indicated below into shares of common stock, par value $0.001 per share (the "Common Stock") of the Corporation, according to the conditions hereof, as of the date written below.

Conversion calculations:

Date to Effect Conversion: ______________________________

Number of shares of Series C Preferred Stock held prior to conversion: ______________________________

Number of shares of Series C Preferred Stock to be converted: ______________________________

Number of shares of Common Stock to be issued: ______________________________

Number of shares of Series C Preferred Stock held subsequent to conversion: ______________________________

Address for Delivery: ______________________________

____

____

____

Series C Holder Name: ______________________________

Signature: ______________________________

By: ______________________________

Title (if applicable): ______________________________

Exhibit D

Series D Preferred Stock

1. Designation of Series D Preferred Stock. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock designated as the Series D Preferred Stock, $.001 par value per share, of the Corporation (the "Series D Preferred Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series D Preferred Stock shall be as set forth herein. For purposes hereon, a holder of share(s) of Series D Preferred Stock shall be referred to as a "Series D Holder."

(a) Number and Stated Value. The number of authorized shares of the Series D Preferred Stock is 3,000,000 shares which may be issued by the Corporation from time to time. Each share of Series D Preferred Stock shall have a stated value of $0.10 (the "Stated Value"). The Series D Preferred Stock may be issued as uncertificated shares registered in book-entry form or as certificated shares.

(b) Dividends. During the time that any shares of Series D Preferred Stock are issued and outstanding, the Series D Holders holding such issued and outstanding shares of Series D Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends on each share of Series D Preferred Stock at the rate of 10% of the Stated Value per annum, payable quarterly commencing on July 1, 2020, and thereafter on October 1, January 1, April 1 and July 1 of each following year (each a "Dividend Payment Date"), with any partial period to be pro-rated. Dividends shall be paid in cash and will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Payment Date. With respect to any given time period, no dividends shall be paid upon, or declared and set apart for, any shares of common stock, par value $0.001 per share, of the Corporation (the "Common Stock") or any other securities of the Corporation if the Board of Directors of the Corporation shall have failed duly and lawfully to declare and pay in full the cash dividend to the Series D Holders as required herein. If such dividends on the Series D Preferred Stock shall not have been paid in full for the Series D Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid prior to the payment of any dividend by the Corporation (other than a dividend payable solely with respect to the Series D Preferred Stock) with respect to Common Stock or any other securities of the Corporation. Accumulations of dividends on the Series D Preferred Stock shall not bear interest.

(c) Voting Rights. Other than as set forth in Section 1(g), the shares of Series D Preferred Stock shall not have any right to vote on any matter submitted to the holders of the Common Stock or to the holders of any other class of stock of the Corporation.

(d) Conversion. Each share of Series D Preferred Stock shall be convertible into shares of Common Stock (the "Conversion Shares") as set forth herein and subject to the conditions as set forth herein.

(i) Number of Conversion Shares. Each share of Series D Preferred Stock shall initially be convertible into one (1) Conversion Share. Any such conversion shall be cashless, and shall not require further payment from the Series D Holder. Notwithstanding the foregoing, the number of Conversion Share(s) issuable upon conversion of each share of Series D Preferred Stock shall be equitably adjusted for any forward or reverse splits of the Common Stock following the date hereof. By way of example and not limitation, in the event that, following the date hereof (i) the Corporation undertakes a two for one forward split of the Common Stock such that each share of Common Stock then issued and outstanding is converted into two shares of Common Stock, each share of Series D Preferred Stock shall thereafter be convertible into two Conversion Shares; and (ii) if the Corporation undertakes a five for one reverse split of the Common Stock such that each five shares of Common Stock then issued and outstanding are converted into one share of Common Stock, each five shares of Series D Preferred Stock shall thereafter be convertible into one Conversion Share.

(ii) Timing of Conversion. Each share of Series D Preferred Stock shall be convertible into Conversion Shares at any time at the election of the applicable Series D Holder.

(iii) Conversion Notice. Subject to the terms and conditions hereof, the conversion rights granted herein may be exercised by a Series D Holder, in whole or in part, by providing the Corporation with the form of conversion notice attached hereto as Annex D (a "Series D Notice of Conversion"). Each Series D Notice of Conversion shall specify the number of shares of Series D Preferred Stock to be converted, the number of shares of Series D Preferred Stock owned prior to the conversion at issue, the number of shares of Series D Preferred Stock owned subsequent to the conversion at issue, the number of shares of Common Stock to be received, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Series D Holder delivers such Series D Notice of Conversion to the Corporation (such date, the "Series D Conversion Date"). If no Series D Conversion Date is specified in a Series D Notice of Conversion, the Series D Conversion Date shall be the date that such Series D Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Series D Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Series D Notice of Conversion form be required. The calculations and entries set forth in the Series D Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series D Preferred Stock, a Series D Holder shall be required to surrender and delivery to the Corporation or its transfer agent the original of the certificate(s) representing sufficient number of shares of Series D Preferred Stock as are being converted by said Series D Holder pursuant to his Series D Conversion Notice.

(iv) Issuance of Certificates. Promptly after receipt of the Series D Conversion Notice and surrender of the certificate or certificates for the shares of Series D Preferred Stock being converted, the Corporation shall, as soon as practicable thereafter, issue and deliver to such Series D Holder a certificate or certificates for the number of Conversion Shares to which such Series D Holder shall be entitled as aforesaid. To the extent permitted by law, such conversion shall be deemed to have been made on the Series D Conversion Date, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposed as the record holder or holders of such shares of Common Stock as of such date. At such time, the rights of the Series D Holder of such shares of Series D Preferred Stock shall immediately cease and terminate

including the rights, if any, to receive dividends and to vote, except only the right of the holders thereof to receive Conversion Shares in exchange therefor and any dividends which may be payable upon conversion as set forth herein. All shares of Series D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding.

(v) Dividends Payable Upon Conversion. At the time of any conversion of Series D Preferred Stock, the Corporation shall pay to the subject Series D Holder in cash an amount equal to all dividends accrued and unpaid on the shares of Series D Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided for herein.

(vi) Partial Conversion. In case the number of shares of Series D Preferred Stock surrender for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the Series D Holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series D Preferred Stock which are not to be converted.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series D Preferred Stock. As to any fraction of a share which the Series D Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board, or round up to the next whole share of Common Stock.

(viii) No Reissuance of Series D Preferred Stock. All shares of Series D Preferred Stock which are converted into Conversion Shares as provided for herein shall not be reissued by the Corporation.

(ix) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of Series D Preferred Stock shall be made without charge to any Series D Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Series D Holders of such shares of Series D Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person (as defined below) or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. For purposes hereof, "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(x) Reservation of Shares. At all times that any shares of Series D Preferred Stock are issued and outstanding, the Corporation shall, and hereby covenants and agrees to, reserve out of its authorized but unissued shares of Common Stock a number of shares of

Common Stock sufficient to complete the conversion of all issued and outstanding shares of Series D Preferred Stock.

(e) Rights and Preferences upon Liquidation. In the event of any liquidation, bankruptcy, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation (each, a "Liquidation Event"), the Corporation shall, at least five business days prior to the occurrence or closing of such Liquidation Event, provide notice thereof, including a description of the terms and conditions thereof (the "Liquidation Notice") to the Series D Holders, and the Series D Holders shall have a period of three business days following receipt of the Liquidation Notice during which such Series D Holders may elect to convert all or part of their respective holdings of Series D Preferred Stock into Conversion Shares as set forth herein, and any shares of Series D Preferred Stock so converted shall be entitled to receive such dividends as then payable thereon pursuant to Section 1(d)(v) and thereafter shall participate (as Conversion Shares) with the Common Stock on any such distributions in connection with such Liquidation Event. In the event that there are any additions or other material changes to the terms and conditions of the Liquidation Event following the distribution of the Liquidation Notice and prior to the closing or occurrence thereof, the Corporation shall send a new Liquidation Notice to the Series D Holders with a description of such additions or other material changes to the terms and conditions thereof, and the Series D Holders shall thereafter have a new period of three business days to elect to convert any shares of Series D Preferred Stock into Conversion Shares as set forth herein. In the event that the Liquidation Event occurs such that the Corporation is unable to provide the Liquidation Notice, such as, by way of example and not limitation, in the event of an involuntary bankruptcy which occurs without expectation, or in the event that a Series D Holder does not elect to convert any shares of Series D Preferred Stock into Conversion Shares following receipt of the Liquidation Notice, then each share of Series D Preferred Stock not so converted shall be entitled to receive, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of stock of the Corporation, an amount equal to any accrued but unpaid dividends on the Series D Preferred Stock and an amount equal to the Stated Value for each share of Series D Preferred Stock then owned by the Series D Holders. Any notice as provided to the shareholders of the Corporation in connection with obtaining shareholder approval of a Liquidation Event shall also be provided to the Series D Holders.

(f) Participation. The Series D Preferred Stock shall participate in any distributions or payments to the holders of the Common Stock on an as-converted basis, but shall not participate in any distributions to any other classes of Preferred Stock of the Corporation other than those made to such other classes of Preferred Stock which are convertible into shares of Common Stock and which are entitled to such distributions or payments on an as-converted basis.

(g) Amendment. The Corporation may not, and shall not, amend this Exhibit D without the prior written consent of Series D Holders holding a majority of the Series D Preferred Stock then issued and outstanding, in which vote each share of Series D Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series D Holders. Notwithstanding the foregoing, the Corporation may, by any means authorized by law and without any vote of the Series D Holders, make technical, corrective,

administrative or similar changes in this Exhibit D that do not, individually or in the aggregate, adversely affect the rights or preferences of the Series D Holders.

(h) No Additional Rights. Except as may otherwise be required by law, the shares of Series D Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Exhibit D.

2. Miscellaneous.

(a) Legend. Any certificates representing the Series D Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.

(b) Lost or Mutilated Series D Preferred Stock Certificate. If the certificate for the Series D Preferred Stock held by a Series D Holder shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series D Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(c) Interpretation. If the Series D Holder shall commence an action or proceeding to enforce any provisions of this Exhibit D, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in connection such action or proceeding.

(d) Waiver. Any waiver by the Corporation or the Series D Holder of a breach of any provision of this Exhibit D shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Exhibit D. The failure of the Corporation or the Series D Holder to insist upon strict adherence to any term of this Exhibit D on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Exhibit D. Any waiver must be in writing.

(e) Severability. If any provision of this Exhibit D is invalid, illegal or unenforceable, the balance of this Exhibit D shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due

hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

[The Remainder of this Page Intentionally Left Blank]

Annex D

(To be executed by a Series D Holder in order to convert shares of Series D Preferred Stock)

Subject to the terms and conditions of Exhibit D to the Certificate of Incorporation of Glucose Health, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to convert the number of shares of Series D Preferred Stock, $.001 par value per share (the "Series D Preferred Stock") of the Corporation indicated below into shares of common stock, par value $0.001 per share (the "Common Stock") of the Corporation, according to the conditions hereof, as of the date written below.

Conversion calculations:

Date to Effect Conversion:	______________________
Number of shares of Series D Preferred Stock held prior to conversion:	______________________
Number of shares of Series D Preferred Stock to be converted:	______________________
Number of shares of Common Stock to be issued:	______________________
Number of shares of Series D Preferred Stock held subsequent to conversion:	______________________
Address for Delivery:	______________________
	______________________
	______________________
	______________________
Series D Holder Name:	______________________
Signature:	______________________
By:	______________________
Title (if applicable):	______________________

Exhibit E

Series E Preferred Stock

Section 1. Designation of Series E Preferred Stock. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock designated as the Series E Preferred Stock, \$.001 par value per share, of the Corporation (the "Series E Preferred Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series E Preferred Stock shall be as set forth herein. For purposes hereon, a holder of share(s) of Series E Preferred Stock shall be referred to as a "Series E Holder."

(a) Number and Stated Value. The number of authorized shares of the Series E Preferred Stock is 480,000 shares which may be issued by the Corporation from time to time. Each share of Series E Preferred Stock shall have a stated value of \$2.00 (the "Stated Value"). The Series E Preferred Stock may be issued as uncertificated shares registered in book-entry form or as certificated shares.

(b) Dividends. During the time that any shares of Series E Preferred Stock are issued and outstanding, the Series E Holders holding such issued and outstanding shares of Series E Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends on each share of Series E Preferred Stock at the rate of 5% of the Stated Value per annum, payable quarterly commencing on April 1, 2021, and thereafter on July 1, October 1 and January 1 of each year (each a "Dividend Payment Date"), with any partial period to be pro-rated. Dividends shall be paid in cash and will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Payment Date. With respect to any given time period, no dividends shall be paid upon, or declared and set apart for, any shares of common stock, par value \$0.001 per share, of the Corporation (the "Common Stock") or any other securities of the Corporation if the Board of Directors of the Corporation shall have failed duly and lawfully to declare and pay in full the cash dividend to the Series E Holders as required herein. If such dividends on the Series E Preferred Stock shall not have been paid in full for the Series E Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid prior to the payment of any dividend by the Corporation (other than a dividend payable solely with respect to the Series E Preferred Stock) with respect to Common Stock or any other securities of the Corporation. Accumulations of dividends on the Series E Preferred Stock shall not bear interest.

(c) Voting Rights. Other than as set forth in Section 1(g), the shares of Series E Preferred Stock shall not have any right to vote on any matter submitted to the holders of the Common Stock or to the holders of any other class of stock of the Corporation.

(d) Conversion. Each share of Series E Preferred Stock shall be convertible into shares of Common Stock (the "Conversion Shares") as set forth herein and subject to the conditions as set forth herein.

(i) Number of Conversion Shares. Each share of Series E Preferred Stock shall initially be convertible into one (1) Conversion Share. Any such conversion shall be cashless, and shall not require further payment from the Series E Holder. Notwithstanding the foregoing, the number of Conversion Share(s) issuable upon conversion of each share of Series E Preferred Stock shall be equitably adjusted for any forward or reverse splits of the Common Stock following the date hereof. By way of example and not limitation, in the event that, following the date hereof (i) the Corporation undertakes a two for one forward split of the Common Stock such that each share of Common Stock then issued and outstanding is converted into two shares of Common Stock, each share of Series E Preferred Stock shall thereafter be convertible into two Conversion Shares; and (ii) if the Corporation undertakes a five for one reverse split of the Common Stock such that each five shares of Common Stock then issued and outstanding are converted into one share of Common Stock, each five shares of Series E Preferred Stock shall thereafter be convertible into one Conversion Share.

(ii) Timing of Conversion. Each share of Series E Preferred Stock shall be convertible into Conversion Shares at any time at the election of the applicable Series E Holder.

(iii) Conversion Notice. Subject to the terms and conditions hereof, the conversion rights granted herein may be exercised by a Series E Holder, in whole or in part, by providing the Corporation with the form of conversion notice attached hereto as Annex E (a "Series E Notice of Conversion"). Each Series E Notice of Conversion shall specify the number of shares of Series E Preferred Stock to be converted, the number of shares of Series E Preferred Stock owned prior to the conversion at issue, the number of shares of Series E Preferred Stock owned subsequent to the conversion at issue, the number of shares of Common Stock to be received, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Series E Holder delivers such Series E Notice of Conversion to the Corporation (such date, the "Series E Conversion Date"). If no Series E Conversion Date is specified in a Series E Notice of Conversion, the Series E Conversion Date shall be the date that such Series E Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Series E Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Series E Notice of Conversion form be required. The calculations and entries set forth in the Series E Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series E Preferred Stock, a Series E Holder shall be required to surrender and delivery to the Corporation or its transfer agent the original of the certificate(s) representing sufficient number of shares of Series E Preferred Stock as are being converted by said Series E Holder pursuant to his Series E Conversion Notice.

(iv) Issuance of Certificates. Promptly after receipt of the Series E Conversion Notice and surrender of the certificate or certificates for the shares of Series E Preferred Stock being converted, the Corporation shall, as soon as practicable thereafter, issue and deliver to such Series E Holder a certificate or certificates for the number of Conversion Shares to which such Series E Holder shall be entitled as aforesaid. To the extent permitted by law, such conversion shall be deemed to have been made on the Series E Conversion Date, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposed as the record holder or holders of such shares of Common Stock as of such date. At such time, the rights of the Series E Holder of such shares of Series E Preferred Stock shall immediately cease and terminate

including the rights, if any, to receive dividends and to vote, except only the right of the holders thereof to receive Conversion Shares in exchange therefor and any dividends which may be payable upon conversion as set forth herein. All shares of Series E Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding.

(v) Dividends Payable Upon Conversion. At the time of any conversion of Series E Preferred Stock, the Corporation shall pay to the subject Series E Holder in cash an amount equal to all dividends accrued and unpaid on the shares of Series E Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided for herein.

(vi) Partial Conversion. In case the number of shares of Series E Preferred Stock surrender for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the Series E Holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series E Preferred Stock which are not to be converted.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series E Preferred Stock. As to any fraction of a share which the Series E Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board, or round up to the next whole share of Common Stock.

(viii) No Reissuance of Series E Preferred Stock. All shares of Series E Preferred Stock which are converted into Conversion Shares as provided for herein shall not be reissued by the Corporation.

(ix) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of Series E Preferred Stock shall be made without charge to any Series E Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Series E Holders of such shares of Series E Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person (as defined below) or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. For purposes hereof, "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(x) Reservation of Shares. At all times that any shares of Series E Preferred Stock are issued and outstanding, the Corporation shall, and hereby covenants and agrees to, reserve out of its authorized but unissued shares of Common Stock a number of shares of

Common Stock sufficient to complete the conversion of all issued and outstanding shares of Series E Preferred Stock.

(e) Rights and Preferences upon Liquidation. In the event of any liquidation, bankruptcy, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation (each, a "Liquidation Event"), the Corporation shall, at least five business days prior to the occurrence or closing of such Liquidation Event, provide notice thereof, including a description of the terms and conditions thereof (the "Liquidation Notice") to the Series E Holders, and the Series E Holders shall have a period of three business days following receipt of the Liquidation Notice during which such Series E Holders may elect to convert all or part of their respective holdings of Series E Preferred Stock into Conversion Shares as set forth herein, and any shares of Series E Preferred Stock so converted shall be entitled to receive such dividends as then payable thereon pursuant to Section 1(d)(v) and thereafter shall participate (as Conversion Shares) with the Common Stock on any such distributions in connection with such Liquidation Event. In the event that there are any additions or other material changes to the terms and conditions of the Liquidation Event following the distribution of the Liquidation Notice and prior to the closing or occurrence thereof, the Corporation shall send a new Liquidation Notice to the Series E Holders with a description of such additions or other material changes to the terms and conditions thereof, and the Series E Holders shall thereafter have a new period of three business days to elect to convert any shares of Series E Preferred Stock into Conversion Shares as set forth herein. In the event that the Liquidation Event occurs such that the Corporation is unable to provide the Liquidation Notice, such as, by way of example and not limitation, in the event of an involuntary bankruptcy which occurs without expectation, or in the event that a Series E Holder does not elect to convert any shares of Series E Preferred Stock into Conversion Shares following receipt of the Liquidation Notice, then each share of Series E Preferred Stock not so converted shall be entitled to receive, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of stock of the Corporation, an amount equal to any accrued but unpaid dividends on the Series E Preferred Stock and an amount equal to the Stated Value for each share of Series E Preferred Stock then owned by the Series E Holders. Any notice as provided to the shareholders of the Corporation in connection with obtaining shareholder approval of a Liquidation Event shall also be provided to the Series E Holders.

(f) Participation. The Series E Preferred Stock shall participate in any distributions or payments to the holders of the Common Stock on an as-converted basis, but shall not participate in any distributions to any other classes of Preferred Stock of the Corporation other than those made to such other classes of Preferred Stock which are convertible into shares of Common Stock and which are entitled to such distributions or payments on an as-converted basis.

(g) Amendment. The Corporation may not, and shall not, amend this Exhibit E without the prior written consent of Series E Holders holding a majority of the Series E Preferred Stock then issued and outstanding, in which vote each share of Series E Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series E Holders. Notwithstanding the foregoing, the Corporation may, by any means authorized by law and without any vote of the Series E Holders, make technical, corrective, administrative or

similar changes in this Exhibit E that do not, individually or in the aggregate, adversely affect the rights or preferences of the Series E Holders.

(h) No Additional Rights. Except as may otherwise be required by law, the shares of Series E Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Exhibit E.

2. Miscellaneous.

(a) Legend. Any certificates representing the Series E Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.

(b) Lost or Mutilated Series E Preferred Stock Certificate. If the certificate for the Series E Preferred Stock held by a Series E Holder shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series E Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(c) Interpretation. If the Series E Holder shall commence an action or proceeding to enforce any provisions of this Exhibit E, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in connection such action or proceeding.

(d) Waiver. Any waiver by the Corporation or the Series E Holder of a breach of any provision of this Exhibit E shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Exhibit E. The failure of the Corporation or the Series E Holder to insist upon strict adherence to any term of this Exhibit E on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Exhibit E. Any waiver must be in writing.

(e) Severability. If any provision of this Exhibit E is invalid, illegal or unenforceable, the balance of this Exhibit E shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due

hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

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Annex E

(To be executed by a Series E Holder in order to convert shares of Series E Preferred Stock)

Subject to the terms and conditions of the Exhibit E to the Certificate of Incorporation of Glucose Health, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to convert the number of shares of Series E Preferred Stock, $.001 par value per share (the "Series E Preferred Stock") of the Corporation indicated below into shares of common stock, par value $0.001 per share (the "Common Stock") of the Corporation, according to the conditions hereof, as of the date written below.

Conversion calculations:

Date to Effect Conversion: ______________________________

Number of shares of Series E Preferred Stock held prior to conversion: ______________________________

Number of shares of Series E Preferred Stock to be converted: ______________________________

Number of shares of Common Stock to be issued: ______________________________

Number of shares of Series E Preferred Stock held subsequent to conversion: ______________________________

Address for Delivery: ______________________________

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Series E Holder Name: ______________________________

Signature: ______________________________

By: ______________________________

Title (if applicable): ______________________________